Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations combine the historical combined statements of operations of Trunity, Inc. (the “Company”) and Brain Tree International (“Brain Tree”), giving effect to the merger, as if they had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Trunity, Inc. and Brain Tree International Inc., giving effect to the merger, as if they had occurred on December 31, 2011. The historical combined financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger and (ii) factually supportable. With respect to the statements of operations, the pro forma events must be expected to have a continuing impact on the combined results. One should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate historical unaudited financial statements of the Company as of and for the years ended December 31, 2011 and 2010, which are included herein;

•	separate historical audited financial statements of the Company as of and for the years ended December 31, 2010 and 2009, which are included herein;

•
separate historical unaudited financial statements of Brain Tree as of and for the three months ended September 30, 2011, which is included in Brain Tree’s quarterly report on Form 10-Q for the three months ended September 30, 2011, and which is incorporated by reference herein; and

•
separate historical audited financial statements of Brain Tree as of and for the fiscal year ended June 30, 2011, which is included in Brain Tree’s annual report on Form 10-K for the year ended June 30, 2011, and which is incorporated by reference herein.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger and the financing transaction been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

TRUNITY, INC.
(A Development Stage Company)
Unaudited Pro Forma Condensed Combined Balance Sheets

	December 31, 2011
	Trunity, Inc.	Brain Tree International, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash	$122,798	$(92)	$(122,408)	(A)	$298
Accounts Receivable, net	2,800		(2,500)	(A)	300
Prepaid expenses and other assets	6,211				6,211
Total current assets	131,809	(92)	(124,908)		6,809
Property and equipment
Fixtures and equipment	162,006				162,006
Less accumulated depreciation	(75,365)				(75,365)
	86,642	—	—		86,642
Capitalized software development costs
Costs incurred	2,399,102				2,399,102
Less accumulated amortization	(1,768,360)				(1,768,360)
	630,742	—	—		630,742
Other assets
Deposits	175,000		(175,000)	(B)	—
Capitalized patents cost, net	—	8,502	(8,502)	(C)	—
	175,000	8,502	(183,502)		—
Total assets	$1,024,193	$8,410	$(308,410)		$724,193

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Notes payable	$86,221	$100,309	$(80,309)	(D)	$106,221
Accrued interest payable	141,600		—		141,600
Accounts payable	492,132	7,058	(7,058)	(E)	492,132
Accrued expenses	76,698		57,000	(F)	133,698
Total current liabilities	796,651	107,367	(30,367)		873,651
Long-term liabilities
Deferred rent	5,912				5,912
Total long-term liabilities	5,912	—	—		5,912
Total Liabilities	802,563	107,367	(30,367)		879,563
STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.0001 par value - 50,000,000 shares authorized, none outstanding		—		(L)	—
Common stock, $0.0001 par value - 200,000,000 shares authorized, 32,641,953 shares issued and outstanding	32,642			(L)	32,642
Common stock, $0.001 par value - 875,788* shares issued and outstanding		876 *	(876)	(G)	—
Additional paid-in-capital	7,225,405	163,402 *	(672,918)	(H)	6,715,889
Common stock committed but not yet issued	25,000		132,516	(I)	157,516
Accumulated deficit during development stage	(7,061,417)	(263,235)	263,235	(G)	(7,061,417)
Total stockholders’ deficiency	221,630	(98,957)	(278,043)		(155,370)
Total liabilities and stockholders’ deficiency	$1,024,193	$8,410	$(308,410)		$724,193

*As adjusted for a 1 for 40 reverse stock split that was effective January 13, 2012

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

TRUNITY, INC.
(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended December 31, 2011					Cumulative
	Trunity, Inc.	Brain Tree International, Inc.	Pro Forma Adjustments		Pro Forma Combined	from inception through December 31, 2011
Net sales	$299,355	—	—		$299,355	$489,787
Cost of goods sold	164,711	—	—		164,711	244,579
Gross profit	134,644	—	—		134,644	245,208
Operating expenses
Research and development	907,259	—	—		907,259	3,515,741
Selling, general and administrative	1,303,579	27,454	—		1,331.033	2,763,222
	2,210,838	27,454	—		2,238,292	6,278,963
Loss from operations	(2,076,194)	(27,454)	—		(2,103,648)	(6,033,755)
Other income (expense):
Other income	—	10,000	(10,000)	(J)	—	—
Interest expense	(173,253)	(6,313)	6,313	(K)	(173,253)	(734,569)
Expense incurred with early retirement of debt	(293,092)				(293,092)	(293,092)
	(466,345)	3,687	(3,687)		(466,345)	(1,027,662)
Net loss	$(2,542,539)	$(23,767)	$(3,687)		$(2,569,993)	$(7,061,417)
Nezt loss per common share Basic and diluted	$(0.11)	$(0.03)			$(0.11)
Weighted average outstanding shares Basic and diluted	22,556,433	875,778 *			23,086,497

*As adjusted for a 1 for 40 reverse stock split that was effective January 13, 2012

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

TRUNITY, INC.
(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended December 31, 2010					Cumulative
	Trunity, Inc.	Brain Tree International, Inc.	Pro Forma Adjustments		Pro Forma Combined	from inception through December 31, 2010
Net sales	$190,432	$—	$—		$190,432	$190,432
Cost of goods sold	79,868	—	—		79,868	79,868
Gross profit	110,564	—	—		110,564	110,564
Operating expenses
Research and development	1,408,018	—	—		1,408,018	2,608,483
Selling, general and administrative	789,351	13,383	—		802,734	1,459,643
	2.197,369	13,383	—		2,210,752	4,068,126
Loss from operations	(2,086,805)	(13,383)	—		(2,100,188)	(3,957,562)
Other income (expense):
Other income	—	—	—		—	—
Interest expense	(416,583)	(5,452)	5,452	(K)	(416,583)	(561,316)
	(416,583)	(5,452)	5,452		(416,583)	(561,316)
Net loss	$(2,503,388)	$(18,835)	$5,452		$(2,516,771)	$(4,518,878)
Net loss per common share
Basic and diluted	$(0.25)	$(0.02)			$(0.24)
Weighted average outstanding shares
Basic and diluted	9,851,358	875,800 *			10,381,422

*As adjusted for a 1 for 40 reverse stock split that was effective January 13, 2012

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

TRUNITY, INC.
(A Development Stage Company)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Purchase Price
Non-refundable Deposits paid prior to closing		$175,000
Payments to Brain Tree shareholders for expenses connected with delayed closing		20,000
Payment due at the closing of the merger		150.000
Cash paid to Brain Tree shareholders		$345,000
Shares of Trunity, Inc, common stock issued Brain Tree shareholders	430,064
Estimated fair market value per share	$0.25
Value of Trunity, Inc. shares issued to Brain Tree shareholders		$107,516
Estimated transaction costs		$57,000
Estimated Purchase Price		$509,516

For the purposes of this pro forma analysis, the above estimated purchase price has been allocated based upon estimates of the net assets acquired as follows:

Tangible book value of net assets (liabilities) acquired (as of December 31, 2011)	$(98,957)
Removal of Brain Tree negative cash position, assumed by Brain Tree shareholders	92
Less: Capitalized patent costs to be distributed to Brain Tree shareholders	(8,502)
Removal of Brain Tree accounts payable, fully paid at time of closing	7,058
Adjustment to reflect removal of notes payable to Brain Tree related party	100,309
Tangible book value of assets (liabilities) acquired	-
Additional paid in capital (a)	509,516
Estimated purchase price	$509,516

(a)
The Company has determined that Brain Tree International Inc. has no tangible or intangible assets of value, and the purchase price represents a recapitalization of Brain Tree. Therefore, the full estimated purchase price will be allocated to additional paid-in-capital.

TRUNITY, INC.
(A Development Stage Company)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3. Pro Forma Adjustments

(A)	To record the following cash adjustments:

Payments to Brain Tree shareholders for expenses connected with delayed closing	$(20,000)
Short-term loan to Trunity by a Trunity founder	20,000
Removal of Brain Tree negative cash position, assumed by Brain Tree shareholders	92
Sale of Trunity common stock to an investor	25,000
Cash provided from operations	2,500
Cash due from the Company at closing	(150,000)
Total pro forma adjustment	$(122,408)

(B)	Removal of $175,000 of non-refundable deposits paid to Brain Tree in anticipation of merger.

(C)	To remove Brain Tree capitalized patents cost, as the patent is to be distributed to shareholders of Brain Tree prior to the closing.

(D)	Adjustments to Notes Payable

Removal of Brain Tree promissory notes to be cancelled as per the merger agreement	$(100,309)
Short-term loan to Trunity by a Trunity founder	20,000
Total pro forma adjustment	$(80,309)

(E)	To eliminate historical Brain Tree accounts payable as these liabilities are to be assumed by Brain Tree shareholders prior to closing.

(F)	To record estimated transaction costs as an accrued expense.

(G)	To eliminate the historical shareholders' equity accounts of Brain Tree as part of the recapitalization of Brain Tree.

(H)	To record adjustments to additional paid-in-capital

To eliminate the historical additional paid-in-capital of Brain Tree	$(163,402)
To reflect the charge to additional paid-in-capital of the estimated purchase price (see note 2)	(509,516)
$(672,918)

(I)	Adjustments to common stock committed but not yet issued

Trunity common stock sold to outside investors after December 31, 2011	$25,000
Trunity common shares to be issued to the Brain Tree shareholders (See note 2)	107,516
$132,516

(J)
To remove other Brain Tree other income as it was a non-refundable payment for licensing rights for technology that will not be retained by the combined entity. The Brain Tree technology rights are to be distributed to the shareholders of Brain Tree prior to the closing of the merger.

(K)	To remove Brain Tree interest expense related to the promissory notes to be cancelled in connection with the merger.

(L)	To adjust capital structure for the following changes effective on January 18, 2012
The par value of preferred and common stock was changed from $0.001to $0.0001.
Authorized preferred stock increased to 50,000,000 shares.
Authorized common stock increased to 200,000,000 shares.